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                                                                    EXHIBIT 99.1

                       (First BancTrust Corporation LOGO)
                           First BancTrust Corporation
                            101 South Central Avenue
                                 Paris, IL 61944
                                 (217) 465-6381


For Further Information:

Ellen M. Litteral
Chief Financial Officer
(800) 228-6381

OCTOBER 10, 2008

                  FIRST BANCTRUST CORPORATION FILES NOTICE OF
                    INTENT TO VOLUNTARILY DELIST FROM NASDAQ

PARIS, IL - In accordance with its previously announced plan to go private, on October 10, 2008, First BancTrust Corporation filed with The NASDAQ Stock Market notice that it will voluntarily withdraw its common shares, par value $0.01 per share, from listing on The NASDAQ Capital Market. First BancTrust reported that it expects to file a Form 25 with respect to the delisting with the Securities and Exchange Commission on or around October 22, 2008. First BancTrust expects that its shares will be quoted on the OTC Bulletin Board and the Pink Sheets shortly after the delisting of its shares on The NASDAQ Capital Market.

First BancTrust is delisting its shares in connection with its previously announced going private transaction that is scheduled to be voted on by First BancTrust's stockholders on October 21, 2008. If the going private transaction is approved, First BancTrust intends to file a certificate of merger making the going private transaction effective on October 22, 2008 and thereafter to file a Form 15 terminating the registration of its common shares under the Securities and Exchange Act of 1934 on or around November 3, 2008.

This press release contains forward-looking statements that involve assumptions and potential risks and uncertainties. Actual results could differ materially from those discussed herein. Readers should not place undue reliance on any forward-looking statements, which are applicable only as of the date hereof.


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